Exhibit 99.1

Gulfport Receives Third-Party Assessment of Grizzly Oil Sands ULC Original Oil In Place

OKLAHOMA CITY, September 25, 2007 (PRIME NEWSWIRE) – Gulfport Energy Corporation (NASDAQ: GPOR) today reported certain information regarding Grizzly Oil Sands ULC (“Grizzly”) in which Gulfport holds an approximate 25% interest.

Grizzly has received a letter from DeGolyer and MacNaughton Canada Limited (“D&M”) detailing its review of the Original Oil In Place (“OOIP”) on Grizzly’s land holdings. D&M reviewed twenty-two lease blocks and found that at this time “there is sufficient well control on seven of these properties to prepare comprehensive geological interpretations of tar sands and volumetric assessments of the associated bitumen quantities with a minimum of 27% porosity, less than 60% shale and less than 60% water saturation cut-off.”

D&M estimates total bitumen in place from these seven properties as follows:

15.8 billion barrels over an area of 260,272 acres for sands greater than zero meters of thickness; and

11.9 billion barrels over an area of 152,564 acres for sands greater than ten meters of thickness.

The properties (and formations) where OOIP have been assigned are as follows: Algar Lake (McMurray), Birchwood (McMurray, Wabiskaw), Dover (McMurray), Kodiak (McMurray), Silvertip (McMurray, Wabiskaw), Thickwood (McMurray, Wabiskaw), West Ells (McMurray).

“We are pleased that the DeGolyer and MacNaughton report validates our view of the substantial resource underlying our oil sands properties,” said Jim Palm, CEO of Gulfport. “We look forward to a successful 2007-8 winter drilling and seismic program.”

Grizzly is undertaking a 2007-8 winter delineation and exploration program where it plans to drill 100-120 wells and conduct a 3D seismic survey. Grizzly has already begun the environmental and regulatory process of developing its first 10,000 bbl/d SAGD (Steam Assisted Gravity Drainage) project at Algar Lake.

About Grizzly Oil Sands

Grizzly Oil Sands is an independent oil exploration and production company focused on oil sands assets in the Athabasca and Peace River regions of Alberta’s oil sands. Grizzly currently has leaseholds totaling 464,319 net acres. Grizzly Oil Sands ULC is a private company with joint ownership of approximately 75% by affiliates of Wexford Capital, LLC, a Greenwich, CT based investment manager, and approximately 25% by Gulfport.

About Gulfport

Gulfport Energy Corporation is an Oklahoma City based independent oil and natural gas exploration and production company with its principal producing properties located along the Louisiana Gulf Coast. In addition to its interest in Grizzly, Gulfport has an indirect interest in the producing Phu Horm gas field in Thailand.

Forward-Looking Statements

This news release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements, other than statements of historical facts, included in this news release that address activities, events or developments that Gulfport expects or anticipates will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strength, goals, expansion and growth of Gulfport's business and operations, plans, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by Gulfport in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with Gulfport's expectations and predictions is subject to a number of risks and uncertainties, general economic, market or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by Gulfport; competitive actions by other oil and gas companies; changes in laws or regulations; and other factors, many of which are beyond the control of Gulfport. Information concerning these and other factors can be found in the company's filings with the Securities and Exchange Commission, including its Forms 10-KSB, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by Gulfport will be realized, or even if realized, that they will have the expected consequences to or effects on Gulfport, its business or operations. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

CONTACT:

Gulfport Energy Corporation

Investor & Media Contact:

John Kilgallon, Director, Investor Relations

405-242-4474

jkilgallon@gulfportenergy.com